EXHIBIT 10.23


                     SECOND AMMENDMENT TO-CONTRACT OF SALE

     This Second Amendment to Contract of Sale is entered into effective as of December 23, 1998 (this "Amendment"), by and between HOMETOWN AMERICA, L.L.C., a Delaware limited liability company ("Purchaser"), and ANGELES PARK COMMUNITIES, LTD., a California limited partnership ("Seller").

     WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated effective as of September 17, 1998, the same having been amended by First Amendment to Contract of Sale dated effective as of November 13, 1998 (collectively, as amended, the "Contract"), pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, Seller's rights, titles and interests in and to the property commonly known as Clover Leaf Mobile Home Park located in Hernando County, Florida (the "Property"), being more particularly described in the Contract; and

     WHEREAS, Seller and Purchaser desire to modify the Contract to extend the Closing Date pursuant to the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1. Unless otherwise defined in this Amendment or the context otherwise requires, each ten used in this Amendment with its initial letter capitalized which has been defined in the Contract shall have the same meaning herein as given to such term in the Contract.

Sectionh8.1oofrthe Contractyismherebyaamendedwto read in its entirety as follows:

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery via courier, mail or other delivery service of Closing documents into escrow with the Title Company) on December 28, 1998, or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date").

    3. Except as expressly amended by this Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented.

    4. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.